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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-A

            For Registration of Certain Classes of Securities
                Pursuant to Section 12(b) or 12(g) of the
                     Securities Exchange Act of 1934


                           THE MONY GROUP INC.
         (Exact name of registrant as specified in its Charter)


              Delaware                             13-3976138
       (State of incorporation                  (I.R.S. Employer
          or organization)                     Identification No.)

            1740 Broadway
         New York, New York                           10019
        (Address of principal                       (Zip Code)
         executive offices)

            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

            If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

            Securities Act registration statement file number to which this form relates: 333-63835 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:



Title of each class to be                  Name of each exchange on which
registered                                 each class is to be so registered
-------------------------                  ---------------------------------
Common Stock, $0.01 par                    New York Stock Exchange, Inc.
value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)
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Item 1.     Description of Registrant's Securities to be Registered.
            --------------------------------------------------------

            A complete description of the Common Stock, $0.01 par value per share, of The MONY Group Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-63835) filed by the Registrant with the Securities and Exchange Commission (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.     Exhibits.
            ---------

            The following exhibits are filed herewith (or incorporated by reference as indicated below):

  Exhibit
  Number                 Description
  ------                 -----------
    1           Amended and Restated Certificate of Incorporation*
    2           Amended and Restated Bylaws*
    3           Form of Certificate for the Common Stock, par value $0.01
                per share*


* Filed as an exhibit to the Company's Registration Statement on Form S-1, Registration No. 333-63835, and incorporated herein by reference.



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                                    SIGNATURE
                                    ---------
p
            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               THE MONY GROUP INC.



                              By:  /s/Richard E. Mulroy, Jr.
                                   ------------------------------------------
                                   Name:  Richard E. Mulroy, Jr.
                                   Title: Senior Vice President and General
                                             Counsel

Date:  November 6, 1998


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